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                                                                      Exhibit 16

[KPMG PEAT MARWICK LLP LETTERHEAD]

                                                  November 10, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Kirkland's, Inc. in the section captioned "Information Concerning Independent Public Accountants" in Amendment No. 2 to the Form S-1 of Kirkland's, Inc. being filed with the Securities and Exchange Commission on or about the date hereof. We agree with the statements concerning our Firm in such captioned section.

                                                  Very truly yours,

                                                  /s/ KPMG Peat Marwick LLP